Supplement dated April 28, 2004
(To Prospectus Supplement dated April 21, 2004
to Prospectus dated November 8, 2002)



                                   1,200,000
                     CORPORATE BACKED TRUST CERTIFICATES,
                   Goldman Sachs Capital I Securities-Backed
                           Series 2004-7, Class A-1

     The following changes are made to the attached prospectus supplement:

               The initial number of Class A-1 Certificates is increased from 1,000,000 to 1,200,000. The aggregate principal amount of 6.345% Capital Securities issued by the Underlying Securities Issuer to be deposited in the Trust on the Original Issue Date is increased from $25,000,000 to $30,000,000. In each place that the initial number of Class A-1 Certificates appears in the prospectus supplement, such number is changed to 1,200,000. In each place that the aggregate principal amount of Underlying Securities appears in the prospectus supplement, such amount is changed to $30,000,000.

     This supplement should be read only in conjunction with the prospectus supplement and the prospectus. Capitalized terms used herein and not defined have the meaning assigned to them in the prospectus supplement.